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                                                                     Exhibit 5.A

                  [LETTERHEAD OF LOCKHEED MARTIN CORPORATION]

                               December 6, 1999

Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland  20817

RE: Lockheed Martin Corporation Divested Business Deferred Management Incentive Compensation Plan (the "Plan")


Ladies and Gentlemen:

     I submit this opinion to you in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") on the date hereof. The Registration Statement registers $40,000,000 of Deferred Compensation Payment Obligations of Lockheed Martin Corporation (the "Corporation") as well as Reference Units (as defined below) for use in connection with the Plan.

     The Deferred Compensation Payment Obligations are unsecured obligations of the Corporation to pay deferred compensation in the future in accordance with the terms of the Plan. The Reference Units represent the right of a participant in the Plan to have compensation deferred treated as if the amount deferred had been used to purchase Lockheed Martin Corporation Common Stock such that Reference Units will accrue earnings (or losses) on Deferred Compensation Payment Obligations based on the performance of Lockheed Martin Corporation Common Stock.

     As Assistant General Counsel of the Corporation, I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I deemed necessary or appropriate for the purpose of this opinion.

     Based on that examination and review, I advise you that in my opinion:

     (i) the Corporation has been duly incorporated and is validly existing under the laws of the State of Maryland; and

     (ii) when issued in accordance with the provisions of the Plan, the Deferred Compensation Payment Obligations and the Reference Units will be valid and binding obligations of the Corporation, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my opinion in the Registration Statement. In giving my consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 nor the rules and regulations of the Securities & Exchange Commission hereunder.

                              Very truly yours,

                              LOCKHEED MARTIN CORPORATION

                              By:  /s/ Broc Romanek
                                   ----------------
                                    Broc Romanek
                                    Assistant General Counsel

cc: Frank H. Menaker, Jr.